UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2011

ARIAD Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-21696	22-3106987
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

26 Landsdowne Street, Cambridge, Massachusetts	02139
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (617) 494-0400

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01       Other Events.

On April 20, 2011, ARIAD Pharmaceuticals, Inc. (“ARIAD”) announced execution of three exclusive out-license agreements for separate aspects of its ARGENT™ cell-signaling regulation technology.

ARIAD has amended and restated an agreement with Bellicum Pharmaceuticals, Inc. (“Bellicum”) that provides Bellicum with an exclusive license to aspects of the ARGENT technology that now covers products to treat the complications of cell transplantation, such as GvHD, in addition to certain cancer immunotherapies.  ARIAD has an equity stake in Bellicum and is eligible to receive milestones on regulatory and clinical progress and royalties on future product sales.  Bellicum is responsible for all manufacturing, regulatory and clinical activities and will hold the investigational new drug applications for these programs.

ARIAD has exclusively licensed the applications of the ARGENT technology for regulated gene therapy to ReGenX Biosciences, LLC (“ReGenX”).  ReGenX is combining the ARGENT technology with its proprietary NAV™ gene-delivery technology, thereby providing a means of pharmacologic control of gene expression and the potential for greater safety and efficacy in certain disease applications.  Under the terms of the agreement, ReGenX has exclusive rights to the ARGENT technology in the development and commercialization of human therapeutics and vaccines based on in vivo gene delivery.  ARIAD has an equity stake in ReGenX and will receive clinical and regulatory milestones and royalties on products developed and commercialized utilizing the ARGENT technology, as well as a portion of sublicensing revenues.

ARIAD has exclusively licensed the ARGENT technology for use in the research market to Clontech Laboratories, Inc. (“Clontech”), a wholly owned subsidiary of Takara Bio Inc. and a specialty research reagents company with a substantial profile in molecular and cell biology.  Clontech will assume full responsibility for supplying the technology worldwide for research applications and will expand ARIAD’s current Regulation Kit program with the goal of making the technology more broadly available to scientists for in vitro and in vivo use.  ARIAD will continue to manufacture and will supply to Clontech small-molecule dimerizers specifically designed for use with research kits.  ARIAD will receive an upfront payment from Clontech, as well as payments for sale of dimerizer reagents to Clontech for its further sale.  ARIAD also will receive milestones based on Clontech achieving predefined annual sales levels and royalties on net sales of all products incorporating the ARGENT technology, as well as a portion of sublicensing revenues.

A copy of the press release is being filed herewith as Exhibit 99.1 and the information contained therein is incorporated by reference into this Current Report on Form 8-K.

ITEM 9.01       Financial Statements and Exhibits.

(d)   The following exhibit is filed with this report:

Exhibit Number	Description

99.1	Press Release dated April 20, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARIAD Pharmaceuticals, Inc.

Date:	April 21, 2011	By:	/s/ Edward M. Fitzgerald
Edward M. Fitzgerald
Executive Vice President, Chief Financial Officer

Exhibit Index

Exhibit Number	Description

99.1	Press Release dated April 20, 2011.

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